Exhibit 21

MASCO CORPORATION
(a Delaware corporation)

Subsidiaries as of December 31, 2017

Directly owned subsidiaries are located at the left margin; each subsidiary tier thereunder is indented. Subsidiaries are listed under the names of their respective parent entities. Unless otherwise noted, the subsidiaries are wholly-owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

NAME	JURISDICTION OF FORMATION
Airex 3, LLC	Michigan
Behr Holdings Corporation	Delaware
Behr Process Corporation (1)	California
Behr Paint Corp.	California
BEHR PAINTS IT!, INC.	California
Behr Process Canada Ltd.	Canada
Masterchem Industries LLC	Missouri
ColorAxis, Inc.	California
Behr Process Paints (India) Private Limited	India
BrassCraft Manufacturing Company (2)	Michigan
Brasstech, Inc. (3)	California
Delta Faucet (China) Co. Ltd.	China
Delta Faucet Company Brasil Metais Sanitários Ltda.	Brazil
Delta Faucet Company Mexico, S. de R.L. de C.V.	Mexico
India Acquisition LLC	Delaware
Landex of Wisconsin, Inc.	Wisconsin
Liberty Hardware Mfg. Corp.	Florida
Masco Asia (Shenzhen) Co. Ltd.	China
Masco Building Products Corp.	Delaware
Masco Cabinetry LLC (4)	Delaware
Masco Cabinetry Hong Kong Limited	Hong Kong
Masco Cabinetry Middlefield LLC	Ohio
Masco Capital Corporation	Delaware
Masco Chile Limitada (5)	Chile
Masco Corporation of Indiana	Indiana
Delta Faucet Company (6)	Indiana
Delta Faucet Company of Tennessee	Delaware
Masco Europe, Inc.	Delaware
Masco Europe SCS	Luxembourg
Masco Europe S. á r.l.	Luxembourg
Behr (Beijing) Paint Company Limited	China

(1) Also conducts business under the assumed name Masco Coatings Group.
(2) Also conducts business under the assumed name Cobra Products, Inc.
(3) Also conducts business under the assumed names Ginger, Motiv, Newport Brass, and Newport Metal Finishing Inc.
(4) Also conducts business under the assumed names Kraftmaid Cabinetry, Merillat, Quality Cabinets and DeNova.
(5) Masco Corporation’s ownership is 99.99%.
(6) Also conducts business under the assumed names Masco Bathing Company, Peerless Faucet Company, and Brizo Kitchen & Bath Company.

265516.2

NAME	JURISDICTION OF FORMATION
Behr Paint (Beijing) Commercial Co., Ltd.	China
Jardel Distributors, Inc.	Canada
Masco Canada Limited (7)	Canada
Masco Corporation Limited	United Kingdom
Arrow Fastener (U.K.) Limited	United Kingdom
Bristan Group Limited	United Kingdom
Cambrian Windows Limited	United Kingdom
Duraflex Limited	United Kingdom
Masco UK Window Group Limited	United Kingdom
Phoenix Door Panels Limited	United Kingdom
Moore Group Limited	United Kingdom
Premier Trade Frames Ltd.	United Kingdom
Watkins Distribution UK Limited	United Kingdom
Masco Germany Holding GmbH	Germany
Hüppe GmbH	Germany
Hüppe Belgium S.A.	Belgium
Hüppe s.r.o.	Czech Republic
Hüppe S. á r.l.	France
Hüppe B.V.	Netherlands
Hüppe (Shanghai) Co., Ltd.	China
Hüppe Spólka z.o.o.	Poland
Hüppe S.L.	Spain
Hüppe Insaat Sanayi ve Ticaret A.S.	Turkey
Masco Beteiligungsgesellschaft mbH	Germany
Hansgrohe SE (8)	Germany
Hansgrohe Deutschland Vertriebs GmbH	Germany
Hansgrohe International GmbH	Germany
Hansgrohe S.A.	Argentina
Hansgrohe Pty Ltd	Australia
Hansgrohe Handelsges.mbH	Austria
Hansgrohe N.V.	Belgium
Hansgrohe Brasil Metals Santitários Ltda.	Brazil
Hansgrohe Sanitary Products (Shanghai) Co. Ltd.	China
Hansgrohe d.o.o.	Croatia
Hansgrohe Middle East and Africa Ltd.	Cyprus
Hansgrohe CS, s.r.o.	Czech Republic
Hansgrohe A/S	Denmark
Hansgrohe Wasselonne, S.A.	France
Hansgrohe S. á r.l.	France
Hansgrohe, Inc.	Georgia
Hansgrohe Kft.	Hungary
(7) Also conducts business under the assumed name Delta Faucet Canada. (8) Masco Beteiligungsgesellschaft mbH owns 68.35%.

265516.2

NAME	JURISDICTION OF FORMATION
Hansgrohe India Private Ltd.	India
Hansgrohe s.r.l.	Italy
Hansgrohe Japan K.K	Japan
Hansgrohe S. de R. L. de C. V.	Mexico
Hansgrohe B.V.	Netherlands
Cleopatra Holding B.V.	Netherlands
Hansgrohe Sp. z.o.o.	Poland
Hansgrohe Sanitary Products W.L.L. (9)	Qatar
Hansgrohe SA (Pty) Ltd.	Republic of South Africa
Hansgrohe ooo	Russia
Hans Grohe Pte. Ltd.	Singapore
Hansgrohe S.A.U.	Spain
Hansgrohe A.B.	Sweden
Hansgrohe AG	Switzerland
Hansgrohe Armature Sanayi ve Ticaret Limited Sirketi	Turkey
Hansgrohe Ltd.	United Kingdom
Hansgrohe SUCC	Morocco
Mirolin Industries Corp.	Ontario
Tempered Products Inc.	Taiwan
Watkins Europe BVBA	Belgium
Peerless Sales Corporation	Delaware
Masco Framing Corp.	Delaware
Masco Home Products S. á r.l.	Luxembourg
Masco Home Products Private Limited	India
Masco Singapore Pte. Ltd.	Singapore
Delta Faucet Company India Private Limited	India
Masco Retail Sales Support, Inc.	Delaware
Liberty Hardware Retail & Design Services LLC	Delaware
Masco HD Support Services, LLC	Delaware
Masco WM Support Services, LLC	Delaware
Mascomex S.A. de C.V.	Mexico
Mercury Plastics, LLC	Delaware
Milgard Manufacturing Incorporated (10)	Washington
My Service Center, Inc.	Delaware
NCFII Holdings Inc.	Delaware
Vapor Technologies, Inc.	Delaware
Vapor Technologies Shenzhen Co. Ltd.	China
(9) Hansgrohe International Gmbh owns 49%. (10) Also conducts business under the assumed names Milgard Windows and Doors, and Simplicity Windows.

265516.2

NAME	JURISDICTION OF FORMATION
Watkins Manufacturing Corporation (11)	California
Hot Spring Spa Australasia Pty Ltd (12)	Australia
Hot Spring Spas New Zealand Limited (13)	New Zealand
Tapicerias Pacifico, SA de CV	Mexico
Wellness Marketing Corporation (14)	Delaware

(11) Also conducts business under the assumed names Caldera Spas, Custom Fiber Engineering, Inc., Hot Spring Spas, and Watkins Wellness.
(12) Masco Corporation effective ownership is 51.00%, of which Watkins Manufacturing Corporation owns 50.00%.
(13) Masco Corporation effective ownership is 51.00%, of which Watkins Manufacturing Corporation owns 50.00%.
(14) Also conducts business under the assumed name Endless Pools.

265516.2